EXHIBIT 99.1

MKS Instruments Reports First Quarter 2024 Financial Results

•
Quarterly revenue of $868 million, above the midpoint of guidance
•
Quarterly GAAP net income of $15 million and net income per share of $0.22
•
Quarterly Adjusted EBITDA of $217 million and Non-GAAP net earnings per diluted share of $1.18, exceeding the high-end of guidance

Andover, MA, May 8, 2024 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported first quarter 2024 financial results.

“MKS delivered strong results in the first quarter despite a soft end-market demand environment,” said John T.C. Lee, President and Chief Executive Officer. “With markets expected to improve later this year, we are in an outstanding position with critical technologies and deep customer relationships to address the intensifying challenges in the design and manufacturing of advanced electronic devices. From the semiconductor, to the package substrate, and printed circuit board – we are foundational.”

Mr. Lee added, “The value of our product portfolio is evident in the strong gross margins we again reported in the first quarter. We are delivering profitability through the value of our differentiated products and technologies, prudent management of our expenses and targeted investments for the long-term. In addition, we remain committed to reducing our debt levels, and I’m pleased that we made another $50 million voluntary debt prepayment in April.”

Second Quarter 2024 Outlook

For the second quarter of 2024, the Company expects revenue of $860 million, plus or minus $40 million, Adjusted EBITDA of $197 million, plus or minus $23 million, and Non-GAAP net earnings per diluted share of $0.93, plus or minus $0.26.

Conference Call Details

A conference call with management will be held on Thursday, May 9, 2024 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at investor.mks.com and click on Events & Presentations, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on the Investor Relations section of the MKS website.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP net earnings per diluted share and Adjusted EBITDA to their most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, ransomware remediation costs, restructuring expense, goodwill and intangible asset impairments, excess and obsolescence inventory charges, amortization of debt issuance costs, debt refinancing fee, loss on extinguishment of debt, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, the integration of our acquisition of Atotech Limited (“Atotech”), which we acquired in August 2022 (the “Atotech Acquisition”), and the interest rate and refinancing environment, and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, including a change to how MKS defines Adjusted EBITDA, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q1 2024	Q4 2023	Q1 2023
Net Revenues
Semiconductor	$351	$362	$309
Electronics and Packaging	208	226	222
Specialty Industrial	309	305	263
Total net revenues	$868	$893	$794
GAAP Financial Measures
Gross margin	47.8%	46.0%	42.2%
Operating margin	12.2%	2.7%	0.1%
Net income (loss)	$15	$(68)	$(42)
Diluted income (loss) per share	$0.22	$(1.02)	$(0.64)
Non-GAAP Financial Measures
Gross margin	47.8%	46.0%	42.2%
Operating margin	20.2%	20.3%	12.1%
Net earnings	$79	$78	$32
Diluted earnings per share	$1.18	$1.17	$0.48

Additional Financial Information

At March 31, 2024, the Company had $846 million in cash and short-term investments, $4.9 billion of secured term loan principal outstanding, and up to $675 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the first quarter of 2024, the Company paid a cash dividend of $15 million or $0.22 per diluted share and made a voluntary prepayment of $50 million on its USD term loan B. In April 2024, the Company made an additional voluntary prepayment of $50 million on its USD term loan B.

As previously reported, in January 2024, the Company successfully completed the refinancing of its term loan A using a portion of the proceeds of its $490 million incremental USD term loan B and €250 million incremental EUR term loan B. In February 2024, the Company successfully increased the available borrowing capacity under its revolving credit facility by $175 million, from $500 million to $675 million.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities

Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS,” the “Company,” “our,” or “we”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the need to generate sufficient cash flows to service and repay the substantial indebtedness we incurred in connection with the Atotech Acquisition, which we completed in August 2022; the terms of our existing credit facilities under which we incurred such debt; our entry into the chemicals technology business through the Atotech Acquisition, in which we did not have previous experience and which may expose us to significant additional liabilities; the risk that we are unable to integrate the Atotech Acquisition successfully or realize the anticipated synergies, cost savings and other benefits of the Atotech Acquisition; legal, reputational, financial and contractual risks resulting from the ransomware incident we identified in February 2023, and other risks related to cybersecurity, data privacy and intellectual property; competition from larger, more advanced or more established companies in our markets; the ability to successfully grow our business, including through growth of the Atotech business and growth of the Electro Scientific Industries, Inc. business, which we acquired in February 2019, and financial risks associated with those and potential future acquisitions, including goodwill and intangible asset impairments; manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions, component shortages, and price increases; changes in global demand; the impact of a pandemic or other widespread health crisis; risks associated with doing business internationally, including geopolitical conflicts, such as the conflict in the Middle East, trade compliance, regulatory restrictions on our products, components or markets, particularly the semiconductor market, and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as we grow our business internationally and in China specifically; conditions affecting the markets in which we operate, including fluctuations in capital spending in the semiconductor, electronics manufacturing and automotive industries, and fluctuations in sales to our major customers; disruptions or delays from third-party service providers upon which our operations may rely; the ability to anticipate and meet customer demand; the challenges, risks and costs involved with integrating or transitioning global operations of the companies we have acquired; risks associated with the attraction and retention of key personnel; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; volatility of stock price; risks associated with chemical manufacturing and environmental regulation compliance; risks related to defective products; financial and legal risk management; and the other important factors described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent Quarterly Reports on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, even if subsequent events cause our views to change, after the date of this press release. Amounts reported in this press release are preliminary and subject to finalization prior to the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net revenues:
Products	$754	$785	$712
Services	114	108	82
Total net revenues	868	893	794
Cost of revenues:
Products	398	423	409
Services	55	59	50
Total cost of revenues (exclusive of amortization shown separately below)	453	482	459
Gross profit	415	411	335
Research and development	70	70	72
Selling, general and administrative	170	160	174
Acquisition and integration costs	1	3	6
Restructuring	3	7	1
Fees and expenses related to amendments to the Term Loan Facility	3	2	—
Amortization of intangible assets	62	70	81
Goodwill and intangible asset impairments	—	75	—
Income from operations	106	24	1
Interest income	(6)	(7)	(3)
Interest expense	87	90	85
Loss on extinguishment of debt	9	8	—
Other (income) expense, net	(3)	12	(2)
Income (loss) before income taxes	19	(79)	(79)
Provision (benefit) for income taxes	4	(11)	(37)
Net income (loss)	$15	$(68)	$(42)
Net income (loss) per share:
Basic	$0.22	$(1.02)	$(0.64)
Diluted	$0.22	$(1.02)	$(0.64)
Cash dividend per common share	$0.22	$0.22	$0.22
Weighted average shares outstanding:
Basic	67.0	66.9	66.7
Diluted	67.4	66.9	66.7

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheets

(In millions)

	March 31,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$845	$875
Short-term investments	1	—
Accounts receivable, net	576	603
Inventories	971	991
Other current assets	268	227
Total current assets	2,661	2,696
Property, plant and equipment, net	766	784
Right-of-use assets, net	227	225
Goodwill	2,511	2,554
Intangible assets, net	2,501	2,619
Other assets	265	240
Total assets	$8,931	$9,118

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$50	$93
Accounts payable	290	327
Other current liabilities	381	428
Total current liabilities	721	848
Long-term debt, net	4,692	4,696
Non-current deferred taxes	622	640
Non-current accrued compensation	148	151
Non-current lease liabilities	210	205
Other liabilities	114	106
Total liabilities	6,507	6,646
Stockholders' equity
Common stock	—	—
Additional paid-in capital	2,201	2,195
Retained earnings	373	373
Accumulated other comprehensive loss	(150)	(96)
Total stockholders' equity	2,424	2,472
Total liabilities and stockholders' equity	$8,931	$9,118

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Cash flows from operating activities:
Net income (loss)	$15	$(68)	$(42)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	88	95	107
Goodwill and intangible asset impairments	—	75	—
Unrealized loss on derivatives not designated as hedging instruments	3	10	13
Amortization of debt issuance costs and original issue discounts	8	10	8
Loss on extinguishment of debt	9	8	—
Stock-based compensation	15	11	18
Provision for excess and obsolete inventory	11	10	18
Deferred income taxes	(36)	(61)	(10)
Other	2	—	—
Changes in operating assets and liabilities, net of acquired assets and liabilities	(48)	90	(75)
Net cash provided by operating activities	67	180	37
Cash flows from investing activities:
Purchases of property, plant and equipment	(18)	(34)	(17)
Net cash used in investing activities	(18)	(34)	(17)
Cash flows from financing activities:
Proceeds from borrowings	761	214	2
Payments of borrowings	(806)	(336)	(23)
Payments of deferred financing fees	(2)	(9)	—
Dividend payments	(15)	(15)	(15)
Net (payments) proceeds related to employee stock awards	(9)	4	(6)
Other financing activities	(1)	(1)	(1)
Net cash used in financing activities	(72)	(143)	(43)
Effect of exchange rate changes on cash and cash equivalents	(7)	13	(6)
(Decrease) increase in cash and cash equivalents	(30)	16	(29)
Cash and cash equivalents at beginning of period	875	859	909
Cash and cash equivalents at end of period	$845	$875	$880

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net income (loss)	$15	$(68)	$(42)
Acquisition and integration costs (Note 1)	1	3	6
Restructuring (Note 2)	3	7	1
Amortization of intangible assets	62	70	81
Goodwill and intangible asset impairments (Note 3)	—	75	—
Amortization of debt issuance costs (Note 4)	6	7	6
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	3	2	—
Ransomware incident (Note 6)	—	1	7
Loss on extinguishment of debt (Note 7)	9	8	—
Tax effect of Non-GAAP adjustments (Note 8)	(20)	(26)	(27)
Non-GAAP net earnings	$79	$78	$32
Non-GAAP net earnings per diluted share	$1.18	$1.17	$0.48
Weighted average diluted shares outstanding	67.4	67.1	66.8

Net cash provided by operating activities	$67	$180	$37
Purchases of property, plant and equipment	(18)	(34)	(17)
Free cash flow	$49	$146	$20

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
GAAP and Non-GAAP gross profit	$415	$411	$335
GAAP and Non-GAAP gross margin	47.8%	46.0%	42.2%
Operating expenses	$309	$387	$334
Acquisition and integration costs (Note 1)	1	3	6
Restructuring (Note 2)	3	7	1
Amortization of intangible assets	62	70	81
Goodwill and intangible asset impairments (Note 3)	—	75	—
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	3	2	—
Ransomware incident (Note 6)	—	1	7
Non-GAAP operating expenses	$240	$229	$240
Income from operations	$106	$24	$1
Operating margin	12.2%	2.7%	0.1%
Acquisition and integration costs (Note 1)	1	3	6
Restructuring (Note 2)	3	7	1
Amortization of intangible assets	62	70	81
Goodwill and intangible asset impairments (Note 3)	—	75	—
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	3	2	—
Ransomware incident (Note 6)	—	1	7
Non-GAAP income from operations	$175	$182	$96
Non-GAAP operating margin	20.2%	20.3%	12.1%
Interest expense, net	81	83	82
Amortization of debt issuance costs (Note 4)	6	7	6
Non-GAAP interest expense, net	75	76	76
Net income (loss)	$15	$(68)	$(42)
Interest expense, net	81	83	82
Other (income) expense, net (Note 9)	(3)	12	(2)
Provision (benefit) for income taxes	4	(11)	(37)
Depreciation	26	25	26
Amortization	62	70	81
Stock-based compensation	15	11	18
Acquisition and integration costs (Note 1)	1	3	6
Restructuring (Note 2)	3	7	1
Goodwill and intangible asset impairments (Note 3)	—	75	—
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	3	2	—
Ransomware incident (Note 6)	—	1	7
Loss on extinguishment of debt (Note 7)	9	8	—
Adjusted EBITDA (Note 9)	$217	$218	$140
Adjusted EBITDA margin	25.0%	24.4%	17.6%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended March 31, 2024			Three Months Ended December 31, 2023
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	(Loss) Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate
GAAP	$19	$4	23.1%	$(79)	$(11)	14.2%
Acquisition and integration costs (Note 1)	1	—		3	—
Restructuring (Note 2)	3	—		7	—
Amortization of intangible assets	62	—		70	—
Goodwill and intangible asset impairments (Note 3)	—	—		75	—
Amortization of debt issuance costs (Note 4)	6	—		7	—
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	3	—		2	—
Ransomware incident (Note 6)	—	—		1	—
Loss on extinguishment of debt (Note 7)	9	—		8	—
Tax effect of Non-GAAP adjustments (Note 8)	—	20		—	26
Non-GAAP	$103	$24	23.3%	$94	$15	15.6%

	Three Months Ended March 31, 2023
	(Loss) Income Before Income Taxes	Benefit for Income Taxes	Effective Tax Rate
GAAP	$(79)	$(37)	46.6%
Acquisition and integration costs (Note 1)	6	—
Restructuring (Note 2)	1	—
Amortization of intangible assets	81	—
Amortization of debt issuance costs (Note 4)	6	—
Ransomware incident (Note 6)	7	—
Tax effect of Non-GAAP adjustments (Note 8)	—	27
Non-GAAP	$23	$(10)	(46.8%)

MKS Instruments, Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

Note 1: Acquisition and integration costs related to the Atotech Acquisition.

Note 2: Restructuring costs primarily related to severance costs due to global cost-saving initiatives.

Note 3: As part of our annual goodwill and intangible asset impairment analysis, we recorded impairment charges of $62 million for our Materials Solutions Division and $13 million for our Equipment Solutions Business.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs associated with our term loan facility.

Note 5: During the three months ended March 31, 2024, we recorded fees and expenses related to an amendment to our term loan facility where we borrowed additional amounts under our USD term loan B and EUR term loan B and fully paid our term loan A. During the three months ended December 31, 2023, we recorded fees and expenses related to an amendment to the USD term loan B under our term loan facility.

Note 6: We recorded costs, net of recoveries, associated with the ransomware incident we identified on February 3, 2023. These costs were primarily comprised of various third-party consulting services, including forensic experts, restoration experts, legal counsel, and other information technology and accounting professional expenses, enhancements to our cybersecurity measures, and costs to restore our systems and access our data.

Note 7: During the three months ended March 31, 2024, we recorded a charge to write-off deferred financing fees and original issue discount costs related to the extinguishment of the term loan A under our term loan facility. During the three months ended December 31, 2023, we recorded a charge to write-off deferred financing fees and original issue discount costs related to the repricing of the USD term loan B under our term loan facility.

Note 8: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.

Note 9: In the fourth quarter of 2023, we modified our definition of Adjusted EBITDA to exclude other (income) expense, net from this Non-GAAP measure. Other (income) expense, net primarily relates to changes in foreign exchange rates. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA to all periods presented.